Exhibit (C)(8)

Project Prism: Discussion Materials July 2026

2,136 1,584 1,211 660 556 Buckley Capital FourWorld Capital Management Vanguard Wells Fargo Norwood Investment Partners 4,072 1,312 838 728 560 John Priore Vanguard Divisadero Street Capital Acadian Asset Management AQR Jul-18 Jul-19 Jul-20 Jul-21 Jul-22 Jul-23 Jun-24 Jun-25 Jun-26 $0 $2 $4 $6 $8 $10 $12 $14 Sources: Company Information, FactSet. Market data as of 6/30/2026. Prism Share Price Performance Share Price Performance Since De-SPAC (Share Price, USD$) 2 6/23/25 $40mm share buybacks announced 3/17/22 Reports FY21 earnings Price Impact: 5.5% $6.67 3/23/23 Reports FY22 earnings Price Impact: 1.8% 3/12/24 Reports FY23 earnings Price Impact: 0.0% 2/27/25 Retirement of Co- Founder John V. Priore and appt of Clayton Main to BoD Last Offer Price $7.90 9/7/22 Announced Tim O'Leary as CFO 5/24/23 Announced acquisition of Plastiq 3/31/21 Reports FY20 earnings Price Impact: 14.3% 3/30/20 Reports FY19 earnings Price Impact: 2.6% 9/1/20 Announced divestiture of RentPayment business 10% 19% 12% 20% 15% 13% 4% 2% 5% <$3.00 $3 - 3.99 $4 - 4.99 $5 - 5.99 $6 - 6.99 $7 - 7.99 $8 - 8.99 $9 - 9.99 >$10.00 % of Trading Days at Share Price Range 3/6/25 Reports FY24 earnings Price Impact: (14.6%) PRTH Delta Unaffected $4.87 - Current $6.67 37% Pre Q3 Earnings $6.94 43% YTD Avg $5.63 16% 6-Month Avg $5.63 16% LTM Avg $6.28 29% Since De-SPAC Avg $5.53 14% 52-Week Low $4.44 (9%) 52-Week High $8.89 83% 11/6/25 Reports FY25 Q3 earnings Price Impact: (30.1%) 11/9/25 Tom Priore take- private bid Price Impact: 11.4% 3/12/26 Reports FY25 earnings Price Impact: 0.6% 3/8/21 Announced acquisition of Finxera 1/15/25 Announced secondary offering of common stock at $7.75 / share 11/21/24 Announced completed redemption of remaining ~$113mm of preferred stock 12% of Trading Days Above $7.90 / share Top Buyers L6M Top Sellers L6M 5/11/26 Pre- earnings date (Shares 000s) 6.2x 4.6x 3.5x 1.9x 1.6x Mult of L6M ADTV 11.9x 3.8x 2.4x 2.1x 1.6x Mult of L6M ADTV

5/8/2026 5/15/2026 5/22/2026 5/29/2026 6/5/2026 6/12/2026 6/19/2026 6/26/2026 $5.00 $5.50 $6.00 $6.50 $7.00 $7.50 $8.00 Sources: Company Information, FactSet. Market data as of 6/30/2026. Prism Recent Share Price Performance Recent Share Price Performance (Share Price, USD$) $6.67 Last Offer Price $7.90 5/11/26 Reports FY26 Q1 earnings Price Impact: 5.7% 5/11/26 Pre- earnings date 3 6/18/26 Deluxe announced acquisition of Celero Priority Impact: $6.47 → $7.17 10.8% S&P Impact: 1.1% Comps Impact: 0.6% 6/15/26 Nuvei announced acquisition of Payoneer Priority Impact: $6.15 → $6.29 +2.3% S&P Impact: 1.7% Comps Impact: (0.5%) 6/9/26 Nuvei acquisition of Payoneer rumor leaked Priority Impact: $5.96 → $6.06 +1.7% S&P Impact: (0.3%) Comps Impact: 1.5% 6/29/26 Repay revised bid Priority Impact: $7.31 → $7.14 (2.3%) S&P Impact: 1.2% Comps Impact: 0.3%

0% 50% 100% 150% 200% Jul-18 Jul-19 Jul-20 Jul-21 Jul-22 Jul-23 Jun-24 Jun-25 Jun-26 Prism Trading Comps Indexed Share Price Performance Since De-SPAC (42%) (39%) (1) Performance Since November 9 Bid (Unaffected as of 11/7/2025) Prism 37% Trading Comps (10%) Trading Performance Since De-SPAC 3-Yr 2-Yr 1-Yr YTD Prism (39%) 84% 26% (14%) 22% Trading Comps (42%) (27%) (25%) (23%) (8%) Prism Relative Share Price Performance vs. Trading Comps Source: FactSet. Market data as of 6/30/2026. 1. Trading Comps include BILL, CPAY, DLX, FISV, FLYW, GPN, PAYO, PSFE, PYPL, RPAY, FOUR, and WEX. 2. Repay data as of 4/16/2026, prior to unsolicited take-private bid. 3. PAYO price held flat as of its unaffected date, 6/8/2026, pre take-private transaction leak. Early 2020 Downward performance trend due to sharp contraction in global consumer spending with COVID-19 Early 2025 Prism fully redeemed the outstanding preferred stock and held a secondary offering which simplified the balance sheet, lowered leverage, and increased liquidity Late 2020 Prism benefited from its high e-commerce mix due to COVID behavioral shifts and meaningful reduction in leverage from the RentPayment divestiture (2) May 11, 2026 Pre-earnings date (3) 4 Performance Since Pre-earnings Date (5/11/2026) Prism 12% Trading Comps (1%)

Comparable Public Companies

							Valuation Metrics				Operating Metrics					
							EV/Revenue		EV/EBITDA		Revenue Growth		Gross Margin		EBITDA Margin	
	Price 6/30/26	Unaffected 11/7/2025	Mkt. Value	Ent. Value	Net Leverage	Free Float %[1]	LTM 3/31/26	CY26E	LTM 3/31/26	CY26E	LTM 3/31/26	CY26E	LTM 3/31/26	CY26E	LTM 3/31/26	CY26E
PF Prism (Management)[2]	**$6.67**	**$4.87**	**$587**	**$1,562**	**4.1x**	**43%**	**1.6x**	**1.5x**	**6.5x**	**6.4x**	**8.8%**	**6.9% / 8.6%**[4]	**40%**	**40%**	**24%**	**23%**
PF Merchant Solutions[2][3]											6.1%	3.6% / 6.3%[4]	24%	24%	19%	18%
PF Treasury Solutions[2][3]											17.3%	13.8% / 13.8%[4]	92%	89%	82%	79%
Payables[3]											12.6%	20.4%	28%	28%	15%	15%
Prism (Consensus)	**$6.67**	**$4.87**	**$587**	**$1,562**	**4.3x**	**43%**	**1.6x**	**1.5x**	**6.8x**	**6.6x**	**8.1%**	**7.5%**	**39%**	**40%**	**23%**	**23%**
Merchant Solutions																
Deluxe	$23.88	$20.70	$1,152	$2,565	3.3x	100%	1.2x	1.3x	5.7x	5.9x	0.8%	(5.2%)	53%	53%	21%	22%
Fiserv	49.05	63.70	27,308	54,814	3.1x	100%	2.8x	2.7x	6.2x	6.3x	1.7%	1.2%	55%	59%	45%	43%
Global Payments	72.56	76.03	19,478	37,660	3.2x	84%	3.1x	3.0x	7.0x	6.6x	7.4%	4.3%	58%	67%	45%	46%
Paysafe	7.47	10.18	463	2,721	5.3x	54%	1.6x	1.5x	6.3x	6.0x	8.6%	6.2%	56%	56%	25%	25%
Repay (as of 4/16/2026)[5]	3.18	3.80	297	985	3.9x	90%	1.8x	1.7x	5.5x	5.2x	1.0%	8.2%	75%	65%	32%	32%
Shift4	48.64	66.15	4,008	9,225	3.7x	71%	3.9x	3.6x	8.4x	7.8x	7.6%	9.9%	63%	70%	47%	47%
Mean					**3.7x**	**83%**	**2.4x**	**2.3x**	**6.5x**	**6.3x**	**4.5%**	**4.1%**	**60%**	**62%**	**36%**	**36%**
Median					**3.5x**	**87%**	**2.3x**	**2.2x**	**6.2x**	**6.2x**	**4.5%**	**5.2%**	**57%**	**62%**	**39%**	**38%**
Treasury Solutions																
Repay (as of 4/16/2026)[5]	3.18	3.80	297	985	3.9x	90%	1.8x	1.7x	5.5x	5.2x	1.0%	8.2%	75%	65%	32%	32%
WEX	141.09	145.68	5,024	9,011	3.6x	100%	3.3x	3.2x	7.1x	7.4x	3.3%	7.1%	59%	59%	47%	43%
Mean					**3.7x**	**95%**	**2.6x**	**2.4x**	**6.3x**	**6.3x**	**2.1%**	**7.6%**	**67%**	**62%**	**40%**	**37%**
Median					**3.7x**	**95%**	**2.6x**	**2.4x**	**6.3x**	**6.3x**	**2.1%**	**7.6%**	**67%**	**62%**	**40%**	**37%**
Payables																
Bill.com	$36.16	$45.59	$3,887	$3,567	NM	91%	2.2x	2.0x	11.5x	9.0x	12.5%	12.2%	81%	84%	19%	23%
Corpay	333.27	276.53	22,181	29,795	2.8x	100%	6.1x	5.6x	10.8x	10.5x	13.2%	12.8%	77%	79%	56%	53%
WEX	141.09	145.68	5,024	9,011	3.6x	100%	3.3x	3.2x	7.1x	7.4x	3.3%	7.1%	59%	59%	47%	43%
Mean					**3.2x**	**97%**	**3.9x**	**3.6x**	**9.8x**	**9.0x**	**9.7%**	**10.7%**	**72%**	**74%**	**41%**	**40%**
Median					**3.2x**	**100%**	**3.3x**	**3.2x**	**10.8x**	**9.0x**	**12.5%**	**12.2%**	**77%**	**79%**	**47%**	**43%**
WholeCo																
Deluxe	$23.88	$20.70	$1,152	$2,565	3.3x	100%	1.2x	1.3x	5.7x	5.9x	0.8%	(5.2%)	53%	53%	21%	22%
Paysafe	7.47	10.18	463	2,721	5.3x	54%	1.6x	1.5x	6.3x	6.0x	8.6%	6.2%	56%	56%	25%	25%
Repay (as of 4/16/2026)[5]	3.18	3.80	297	985	3.9x	90%	1.8x	1.7x	5.5x	5.2x	1.0%	8.2%	75%	65%	32%	32%
Flywire	17.57	13.56	2,433	2,137	NM	100%	3.2x[6]	2.8x[6]	15.5x	12.6x	33.6%	21.3%	62%	60%	21%	22%
Payoneer (as of 6/8/2026)[7]	5.14	5.37	1,903	1,565	NM	84%	1.5x	1.4x	5.7x	5.4x	7.2%	6.5%	85%	85%	26%	26%
Paypal	43.18	66.22	39,461	36,885	NM	100%	1.1x	1.1x	5.2x	5.4x	5.8%	3.6%	46%	44%	21%	20%
WEX	141.09	145.68	5,024	9,011	3.6x	100%	3.3x	3.2x	7.1x	7.4x	3.3%	7.1%	59%	59%	47%	43%
Mean					**4.0x**	**90%**	**2.0x**	**1.8x**	**7.3x**	**6.9x**	**8.6%**	**6.8%**	**62%**	**60%**	**28%**	**27%**
Median					**3.7x**	**100%**	**1.6x**	**1.5x**	**5.7x**	**5.9x**	**5.8%**	**6.5%**	**59%**	**59%**	**25%**	**25%**

Note: Payoneer valuation and financials as of 6/8/2026, prior to announcement of take-private

Note: Repay valuation and financials as of 4/16/2026, prior to unsolicited take-private bid

Sources: FactSet, Broker Research, Public Disclosure, Company Forecasts per Company Management. Market data as of 6/30/2026. Note: Metrics for comparable companies pro forma for historical acquisitions. 1. Free float % defined as common shares outstanding less shareholders greater than 5% of common outstanding and less any additional share classes that do not trade on public markets. 2. Pro forma financials adjusted to include contribution of Boom, DMS, and Sila Money acquisitions, excluding LTM 3/31/26 revenue growth. 3. Segment level EBITDA margin excludes impact of corporate allocations. 4. Excludes pro forma adjustments contribution of Boom, DMS, and Sila Money acquisitions. 5. Repay data as of 4/16/2026, prior to unsolicited take-private bid. 6. Flywire EV/Revenue multiples calculated using gross revenue. 7. Payoneer data as of 6/8/2026, prior to take-private leak.

5

BARCLAYS

Prism Comparable Public Companies Multiples Delta

($ in millions, except per share data)

	Valuation Metrics (05.08.2026)					Valuation Metrics (06.30.2026)					Valuation Metrics (Delta)				
		EV/Revenue		EV/EBITDA			EV/Revenue		EV/EBITDA			EV/Revenue		EV/EBITDA	
	Price	LTM 3/31/26	CY26E	LTM 3/31/26	CY26E	Price	LTM 3/31/26	CY26E	LTM 3/31/26	CY26E	Price	LTM	CY26E	LTM	CY26E
PF Prism (Management)	**$5.62**	**1.5x**	**1.4x**	**6.1x**	**6.1x**	**$6.67**	**1.6x**	**1.5x**	**6.5x**	**6.4x**	*1.05*	*0.09*	*0.09*	*0.38*	*0.37*
Prism (Consensus)	**$5.62**	**1.5x**	**1.4x**	**6.4x**	**6.2x**	**$6.67**	**1.6x**	**1.5x**	**6.8x**	**6.6x**	*1.05*	*0.09*	*0.09*	*0.40*	*0.40*
Merchant Solutions															
Deluxe	$26.58	1.3x	1.3x	6.0x	6.1x	$23.88	1.2x	1.3x	5.7x	5.9x	*(2.70)*	*(0.06)*	*(0.06)*	*(0.29)*	*(0.24)*
Fiserv	55.48	2.9x	2.9x	6.5x	6.7x	49.05	2.8x	2.7x	6.2x	6.3x	*(6.43)*	*(0.15)*	*(0.15)*	*(0.33)*	*(0.38)*
Global Payments	69.19	3.0x	3.0x	6.8x	6.4x	72.56	3.1x	3.0x	7.0x	6.6x	*3.37*	*0.07*	*0.08*	*0.17*	*0.19*
Paysafe	9.28	1.7x	1.6x	6.7x	6.4x	7.47	1.6x	1.5x	6.3x	6.0x	*(1.81)*	*(0.11)*	*(0.11)*	*(0.43)*	*(0.41)*
Repay (as of 4/16/2026)[(1)]	3.18	1.8x	1.7x	5.5x	5.2x	3.18	1.8x	1.7x	5.5x	5.2x	-	-	-	-	-
Shift4	42.58	3.7x	3.4x	7.9x	7.4x	48.64	3.9x	3.6x	8.4x	7.8x	*6.06*	*0.21*	*0.20*	*0.45*	*0.43*
Mean		**2.4x**	**2.3x**	**6.6x**	**6.4x**		**2.4x**	**2.3x**	**6.5x**	**6.3x**		***(0.01)***	***(0.01)***	***(0.07)***	***(0.07)***
Median		**2.4x**	**2.3x**	**6.6x**	**6.4x**		**2.3x**	**2.2x**	**6.2x**	**6.2x**		***(0.08)***	***(0.07)***	***(0.38)***	***(0.24)***
Treasury Solutions															
Repay (as of 4/16/2026)[(1)]	3.18	1.8x	1.7x	5.5x	5.2x	3.18	1.8x	1.7x	5.5x	5.2x	-	-	-	-	-
WEX	141.64	3.3x	3.2x	7.1x	7.4x	141.09	3.3x	3.2x	7.1x	7.4x	*(0.55)*	*(0.01)*	*(0.00)*	*(0.02)*	*(0.02)*
Mean		**2.6x**	**2.4x**	**6.3x**	**6.3x**		**2.6x**	**2.4x**	**6.3x**	**6.3x**		***(0.00)***	***(0.00)***	***(0.01)***	***(0.01)***
Median		**2.6x**	**2.4x**	**6.3x**	**6.3x**		**2.6x**	**2.4x**	**6.3x**	**6.3x**		***(0.00)***	***(0.00)***	***(0.01)***	***(0.01)***
Payables															
Bill.com	$41.83	2.6x	2.4x	14.0x	12.1x	$36.16	2.2x	2.0x	11.5x	9.0x	*(5.67)*	*(0.38)*	*(0.35)*	*(2.47)*	*(3.09)*
Corpay	343.99	6.2x	5.8x	11.1x	10.9x	333.27	6.1x	5.6x	10.8x	10.5x	*(10.72)*	*(0.15)*	*(0.14)*	*(0.27)*	*(0.38)*
WEX	141.64	3.3x	3.2x	7.1x	7.4x	141.09	3.3x	3.2x	7.1x	7.4x	*(0.55)*	*(0.01)*	*(0.00)*	*(0.02)*	*(0.02)*
Mean		**4.1x**	**3.8x**	**10.7x**	**10.1x**		**3.9x**	**3.6x**	**9.8x**	**9.0x**		***(0.18)***	***(0.16)***	***(0.92)***	***(1.16)***
Median		**3.3x**	**3.2x**	**11.1x**	**10.9x**		**3.3x**	**3.2x**	**10.8x**	**9.0x**		***(0.01)***	***(0.00)***	***(0.27)***	***(1.94)***
WholeCo															
Deluxe	$26.58	1.3x	1.3x	6.0x	6.1x	$23.88	1.2x	1.3x	5.7x	5.9x	*(2.70)*	*(0.06)*	*(0.06)*	*(0.29)*	*(0.24)*
Paysafe	9.28	1.7x	1.6x	6.7x	6.4x	7.47	1.6x	1.5x	6.3x	6.0x	*(1.81)*	*(0.11)*	*(0.11)*	*(0.43)*	*(0.41)*
Repay (as of 4/16/2026)[(1)]	3.18	1.8x	1.7x	5.5x	5.2x	3.18	1.8x	1.7x	5.5x	5.2x	-	-	-	-	-
Flywire	17.23	3.2x[(2)]	2.8x[(2)]	15.1x	12.4x	17.57	3.2x[(2)]	2.8x[(2)]	15.5x	12.6x	*0.34*	*0.07*	*0.05*	*0.32*	*0.25*
Payoneer (as of 6/8/2026)[(3)]	5.16	1.5x	1.4x	5.7x	5.4x	5.14	1.5x	1.4x	5.7x	5.4x	*(0.02)*	*(0.01)*	*(0.01)*	*(0.03)*	*(0.05)*
Paypal	45.37	1.2x	1.1x	5.5x	5.7x	43.18	1.1x	1.1x	5.2x	5.4x	*(2.19)*	*(0.06)*	*(0.06)*	*(0.28)*	*(0.25)*
WEX	141.64	3.3x	3.2x	7.1x	7.4x	141.09	3.3x	3.2x	7.1x	7.4x	*(0.55)*	*(0.01)*	*(0.00)*	*(0.02)*	*(0.02)*
Mean		**2.0x**	**1.9x**	**7.4x**	**7.0x**		**2.0x**	**1.8x**	**7.3x**	**6.9x**		***(0.02)***	***(0.03)***	***(0.10)***	***(0.10)***
Median		**1.7x**	**1.6x**	**6.0x**	**6.1x**		**1.6x**	**1.5x**	**5.7x**	**5.9x**		***(0.11)***	***(0.11)***	***(0.29)***	***(0.24)***

Sources: FactSet, Broker Research, Company Management. Market data as of 6/30/2026 and 5/8/2026. Note: Metrics for comparable companies pro forma for historical acquisitions. 1. Repay data as of 4/16/2026, prior to unsolicited take-private bid. 2. Flywire EV/Revenue multiples calculated using gross revenue. 3. Payoneer data as of 6/8/2026, prior to take-private leak.

6

BARCLAYS

Recent Payments Transactions

REPAY / KUBRA

Announced March 30th, 2026; closed June 1st, 2026[1]

Enterprise Value $372 million	LTM EV / Revenue		1.6x
	NTM EV / Revenue		1.5x
	LTM EV / EBITDA		7.6x
	NTM EV / EBITDA		7.2x
NTM / LTM Revenue Growth	5%	NTM EBITDA Margin	21%

nuvei / Payoneer

Announced June 15th, 2026

Enterprise Value $2.5 billion	LTM EV / Revenue		2.3x
	NTM EV / Revenue		2.2x
	LTM EV / EBITDA		8.9x
	NTM EV / EBITDA		8.5x
NTM / LTM Revenue Growth	10%[2]	NTM EBITDA Margin	25%

deluxe / celero

Announced June 18th, 2026[3]

Enterprise Value $625 million	LTM EV / Revenue		3.1x
	LTM EV / EBITDA		7.4x[4] / 8.8x[5] / 11.2x
LTM Revenue Growth	6%	LTM EBITDA Margin	36%[4] / 28%

FORAGER CAPITAL MANAGEMENT / REPAY

Unsolicited Bid April 17th, 2026; Revised Bid June 29th, 2026[6][7]

Enterprise Value $1.2 billion	LTM EV / Revenue		2.3x
	NTM EV / Revenue		2.1x
	LTM EV / EBITDA		7.0x
	NTM EV / EBITDA		6.5x
NTM / LTM Revenue Growth	8%	NTM EBITDA Margin	32%

Source: Press Releases, Public Filings, and Broker Research. 1. 2025 and 2026 Revenue and EBITDA used as proxy for LTM and NTM, from one research analyst report. 2. Revenue growth excludes revenue from interest income. 3. 2025 Revenue and EBITDA used as proxy for LTM. 4. Includes anticipated tax asset and $15mm in run-rate cost synergies expected to fully realize over 24 months following closing. 5. Includes impact of cost synergies, does not include impact of tax asset. 6. EV and multiples analysis excludes impact of ~$192mm TRA. 7. PF for LTM and NTM Kubra revenue and EBITDA. 2025 and 2026 Kubra Revenue and EBITDA used as a proxy for LTM and NTM respectively.

7

BARCLAYS

Prism Business Segments Overview

($ in millions)	Merchant Solutions	Treasury Solutions	Payables
Financials[1] (CY26E)	Revenue $682 *% Growth / % PF Growth* *6%* / *4%* Adj. EBITDA $124 *% Margin* *18%* Float Rev. Contribution $2 / *0.3%* 37% Adj. EBITDA % of Total *Δ from '23–'27: (13%)*	Revenue $246 *% Growth / % PF Growth* *14%* / *14%* Adj. EBITDA $194 *% Margin* *79%* Float Rev. Contribution $46 / *18.7%* 58% Adj. EBITDA % of Total *Δ from '23–'27: +9%*	Revenue $121 *% Growth* *20%* Adj. EBITDA $18 *% Margin* *15%* Float Rev. Contribution $6 / *5.0%* 5% Adj. EBITDA % of Total *Δ from '23–'27: +3%*
Customer Concentration	Top 3 Resellers account for **29% of Merchant Solutions Sales Volume[2]** Top 3 Resellers account for **32% of Merchant Solutions Revenue[2]**	Top 2 Subscribers account for **81% of CFTPay Billed Clients[2]** Top 2 Subscribers make up **81% of CFTPay New Enrollments[2]**	Top 4 Plastiq Pay Customers account for **19% of Plastiq Pay Volume[3]** Top 4 Plastiq Accept Customers account for **15% of Plastiq Pay Volume[2]**
Key Product Offerings	• Provides technology-enabled payment acceptance and business management capabilities to merchants, enterprises, and distribution partners • *MX Suite* enables merchants to identify key consumer trends, deploy e-commerce or retail POS solutions, and handle ACH payments • Provides SMB reselling partners with automated tools for merchant on-boarding, underwriting and risk management, client service, and commission processing	• Delivers API-based solutions leveraging Prism's payments engine, automated payables, and account ledgering • Enables software partners and platforms to embed payments and treasury functions for collecting, storing, lending, and sending funds • *CFTPay* supports at risk U.S. consumer debt resolution through a third-party administration ("TPA") platform	• Provides leading AP automation solutions for corporations, software partners, and major FIs (e.g., Citibank, Mastercard) • Establishes a seamless buyer-to-supplier payment bridge, integrating with payment instruction files to enable all payment types (virtual/purchase cards, ACH+, discounting, wires, checks)
Prior Acquisitions *(Date, EV)*	DMS *(Oct '25, $75mm)* boom COMMERCE *(Aug '25, $101mm)*	rollfi *(Jan '25)* finxera *(Mar '21, $425mm)*	plastiq *(May '23, $51mm)*

Sources: Company Information, Company Forecasts per Company Management. 1. Adj. EBITDA % of total and % margin exclude corporate & IT allocations. 2. LTM as of Mar 2026. 3. LTM as of Dec 2025.

8

BARCLAYS

Trading and Current Bid Summary

($ in millions)

	Prism	Current	Day Prior to 11/9 Bid	Pre-Q3 Earnings	Bid Summary: 11/9 Bid Low	11/9 Bid High	2/11 Bid	2/19 Bid	2/25 Bid	5/2 Bid
Price per Share		**$6.67**	**$4.87**	**$6.94**	**$6.00**	**$6.15**	**$7.00**	**$7.50**	**$7.85**	**$7.90**
Total Equity Value		**$587**	**$432**	**$610**	**$529**	**$542**	**$615**	**$658**	**$688**	**$693**
Net Debt & Minority Adj.		975	975	975	975	975	975	975	975	975
Total Enterprise Value		**$1,562**	**$1,407**	**$1,585**	**$1,504**	**$1,517**	**$1,590**	**$1,633**	**$1,663**	**$1,668**
Premiums Analysis	Prism									
Current Share Price (6/30/2026)	$6.67	-	*(27%)*	*4%*	*(10%)*	*(8%)*	*5%*	*12%*	*18%*	*18%*
Day Prior to Bid (11/7/2026)	$4.87	*37%*	-	*43%*	*23%*	*26%*	*44%*	*54%*	*61%*	*62%*
30-Day VWAP as of 6/30/26	$6.75	*(1%)*	*(28%)*	*3%*	*(11%)*	*(9%)*	*4%*	*11%*	*16%*	*17%*
52-Week High as of 6/30/26 (6/11/2025)	$8.89	*(25%)*	*(45%)*	*(22%)*	*(33%)*	*(31%)*	*(21%)*	*(16%)*	*(12%)*	*(11%)*
52-Week Low as of 6/30/26 (11/7/2025)	$4.44	*50%*	*10%*	*56%*	*35%*	*39%*	*58%*	*69%*	*77%*	*78%*
Multiples Analysis										
CY25A PF Adj. EBITDA[(1)]	$238	6.6x	5.9x	6.7x	6.3x	6.4x	6.7x	6.9x	7.0x	7.0x
3/31/2026 LTM PF Adj. EBITDA[(1)]	$240	6.5x	5.9x	6.6x	6.3x	6.3x	6.6x	6.8x	6.9x	7.0x
CY26E Adj. EBITDA	$243	6.4x	5.8x	6.5x	6.2x	6.3x	6.6x	6.7x	6.9x	6.9x
Premium to 26E Multiples Analysis										
Current Multiple (6/30/2026)	6.4x	-	*(10%)*	*1%*	*(4%)*	*(3%)*	*2%*	*5%*	*7%*	*7%*
Day Prior to Bid (11/7/25)	5.8x	*11%*	-	*13%*	*7%*	*8%*	*13%*	*16%*	*18%*	*19%*

Sources: FactSet, Company Filings, Company Forecasts per Company Management. Market data as of 6/30/2026. Note: Company Capitalization per Company Management, includes PF adjustment for employee departures. 1. 2025A and LTM 3/31/26A Pro Forma financials adjusted to include contribution of Boom, DMS, and Sila Money acquisitions.

9

BARCLAYS

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